EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 21, 1996 on the financial statements of The Southern Company and its subsidiaries, included in this Form 8-K, into The Southern Company's previously filed Registration Statement File Nos. 2-78617, 33-3546, 33-23152, 33-30171, 33-51433, 33-54415, 33-57951, 33-58371, and
33-60427.




/s/ Arthur Andersen LLP
    Atlanta, Georgia
    February 28, 1996


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